EXHIBIT 24.2




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                                  May 30, 1997



Board of Directors
Medical Technology, Inc.
255 Butler Avenue
Suite 101
Lancaster, PA 17601


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As   independent   public   accountants,   we  hereby  consent  to  the
incorporation by reference in this registration statement of our most recent report filed with the Commission, and references to our firm included in this S-8 registration statement.







/s/ SIMON LEVER & COMPANY
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 Simon Lever & Company